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                                                                  Exhibit 21.1

KERYX BIOPHARMACEUTICALS, INC. - LIST OF SUBSIDIARIES

1.       Keryx (Israel) Ltd. - incorporated in Israel
2.       Keryx Securities Corporation -- incorporated in Massachusetts